UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2006

NEOFORMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3061 Zanker Road

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 468-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2006, Neoforma, Inc. (the “Company”) received a Nasdaq Staff Determination notice from the Nasdaq Stock Market Listing Qualifications Department that the Company’s failure to hold an annual meeting of stockholders by December 31, 2005 violated Nasdaq Marketplace Rule 4350(e) and its failure to solicit proxies and provide proxy statements to Nasdaq violated Nasdaq Marketplace Rule 4350(g). As a result, the Company’s common stock is subject to delisting from the Nasdaq National Market at the opening of business on January 13, 2006 unless the Company requests a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company intends to promptly request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. However, there can be no assurance that the panel will grant the Company’s request for continued listing. The Company currently intends to hold its annual meeting of stockholders early in 2006, at which meeting the Company intends that its stockholders will vote upon the Company’s pending transaction with Global Healthcare Exchange, LLC.

The Company issued a press release on January 9, 2006 regarding the contents of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

The information provided under Item 3.01 above is hereby incorporated into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description
99.1	Press release, dated January 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOFORMA, INC.

Dated: January 9, 2006	By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 9, 2006